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Prospectus Supplement (To Prospectus dated June 16, 2010)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-167433

3,500,000 Shares

LTC PROPERTIES, INC.

Common Stock

        We are offering 3,500,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "LTC". The closing price of our common stock on May 2, 2013 was $46.10 per share.

        Investing in our common stock involves risks. Please see the discussion under "Risk Factors" contained in our publicly available filings with the Securities and Exchange Commission, or SEC, including our annual report on Form 10-K for the year ended December 31, 2012 and other reports we file under the Exchange Act to read about important factors you should consider before buying shares of our common stock.

        Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$44.50	$155,750,000

Underwriting discounts and commissions	$1.891	$6,619,000

Proceeds, before expenses, to us	$42.609	$149,131,000

        The underwriters have an option to purchase up to an additional 525,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $7,612,000, and total proceeds to us, before expenses, will be $171,500,000.

        The underwriters expect to deliver the shares of common stock on or about May 8, 2013.

Joint Book-Running Managers

Wells Fargo Securities	KeyBanc Capital Markets	BMO Capital Markets	RBC Capital Markets

Co-Managers

Sandler O'Neill + Partners, L.P.	CSCA	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Sidoti & Company, LLC

Prospectus Supplement dated May 3, 2013

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in the previously filed documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to this offering that we provide to you. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information and, if given, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify some of the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates," or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy; the status of capital markets (including prevailing interest rates) and our access to capital; the income and returns available from investments in health care related real estate; the ability of our borrowers and lessees to meet their obligations to us; our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry; regulation of the health care industry by federal, state and local governments (including as a result of the Patient Protection and Affordable Care Act of 2010 and Health Care and Education Reconciliation Act of 2010); changes in Medicare and Medicaid reimbursement amounts, including due to federal and state budget constraints; compliance with and changes to regulations and payment policies within the health care industry; debt that we may incur and changes in financing terms; our ability to continue to qualify as a real estate investment trust; the relative illiquidity of our real estate investments; potential limitations on our remedies when mortgage loans default; and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in our publicly available filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2012 and other reports we file under the Exchange Act. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from the prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before buying our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the discussion under "Risk Factors" contained in our publicly available filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2012 and other reports we file under the Exchange Act and the documents incorporated by reference, which are described under "Information Incorporated By Reference" in this prospectus supplement.

The Company

        We are a self-administered real estate investment trust, operating since 1992, that invests primarily in senior housing and long term healthcare properties through acquisitions, development, mortgage loans and other investments. We conduct and manage our business as one operating segment, rather than multiple operating segments, for internal reporting and internal decision making purposes. Our primary senior housing and long term healthcare property types include skilled nursing properties (or SNF), assisted living properties (or ALF), independent living properties (or ILF), memory care properties (or MC) and combinations thereof. Assisted living properties, independent living properties, memory care properties, and combinations thereof are included in the assisted living property type. Range of care properties (or ROC) property type consists of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. At March 31, 2013, 99% of our assets were invested in senior housing and long term healthcare properties.

        Skilled nursing facilities provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many skilled nursing facilities provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient's family, private health insurance, or through the federal Medicare or state Medicaid programs.

        Assisted living facilities serve elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing facilities provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.

        Independent living facilities, also known as retirement communities or senior apartments, offer a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers.

        Memory care facilities offer specialized options for seniors with Alzheimer's disease and other forms of dementia. Purpose built, free-standing memory care facilities offer an attractive alternative for private-pay residents affected by memory loss in comparison to other accommodations that typically have been provided within a secured unit of an assisted living or skilled nursing facility. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. Residents require a higher level of care and more assistance with activities of daily living than in assisted living facilities. Therefore, these facilities have staff available 24 hours a day to respond to the unique needs of their residents.

        At March 31, 2013, we had approximately $946.7 million in gross value of real estate investments consisting of 90 skilled nursing properties with a total of 10,296 beds, 104 assisted living properties with a total of 4,713 units, 9 range of care properties comprised of 733 skilled nursing beds and 348 assisted living units, two schools and five parcels of land under development. These properties are located in 29 states. We had approximately $906.6 million (96%) of gross investments in owned and leased properties and approximately $40.1 million (4%) of gross investments in mortgage loans.

        Here and throughout this prospectus supplement and the accompanying prospectus wherever we provide details of our properties' bed/unit count the number of beds/units applies to senior housing and long term healthcare facilities only. This number is based upon unit/bed counts shown on operating licenses provided to us by lessees/borrowers or units/beds as stipulated by lease/mortgage documents. We have found during the years that these numbers often differ, usually not materially, from units/beds in operation at any point in time. The differences are caused by such things as operators converting a patient/resident room for alternative uses, such as offices or storage, or converting a multi-patient room/unit into a single patient room/unit. We monitor our properties on a routine basis through site visits and reviews of current licenses. We monitor our properties on a routine basis through site visits and reviews of current licenses. In an instance where such change would cause a de-licensing of beds or in our opinion impact the value of the property, we would take action against the lessee/borrower to preserve the value of the property/collateral.

Owned Properties

        The following table summarizes our investment in owned properties at March 31, 2013 (dollar amounts in thousands):

				Number of
Type of Property	Gross Investments(1)	Percentage of Investments	Number of Properties(2)	SNF Beds	ALF Units	Investment per Bed/Unit(1)
Skilled Nursing	$448,010	49.4%	73	8,435	—	$53.11
Assisted Living	379,874	41.9%	96	—	4,502	$84.38
Range of Care	43,907	4.8%	8	634	274	$48.36
Under Development(3)	22,347	2.5%	—	—	—	—
Schools	12,444	1.4%	2	—	—	—

Totals	$906,582	100.0%	179	9,069	4,776

(1)
Amounts shown in thousands.

(2)
We have investments in 26 states leased to 35 different operators.

(3)
Includes a MC development with 60 units and two combination ALF and MC developments with a total of 158 units, a 143-bed SNF development and a 120-bed SNF redevelopment project.

        All of our owned properties are leased to our operators pursuant to non-cancelable operating leases generally with an initial term of 10 to 15 years. Each lease is triple net lease covering one or more properties which requires the operator/lessee to pay all costs necessary in the operations of the facilities. Generally our leases provide for one or more of the following: security deposits, property tax impounds, and credit enhancements such as corporate or personal guarantees or letters of credit. In addition, our leases are typically structured as master leases and multiple master leases with one operator are generally cross defaulted. Many of the leases contain renewal options. The leases provide for a fixed minimum base rent during the initial and renewal periods. The majority of our leases contain provisions for specified annual increases over the rents of the prior year that are generally computed in one of four ways depending on specific provisions of each lease: (i) a specified percentage increase over the prior year's rent, generally between 2.0% and 3.0%; (ii) a calculation based on the

Consumer Price Index; (iii) as a percentage of facility net patient revenues in excess of base amounts; or (iv) specific dollar increases.

Real Estate Development

        Our business includes development of senior housing and long term care properties. We currently have five parcels of land under development. As of March 31, 2013, we had the following investment commitments and year to date funding on our development, redevelopment, renovation and expansion projects (excludes capitalized interest, dollar amounts in thousands):

Type of Property	Investment Commitment	2013 Funding(2)	Commitment Funded	Remaining Commitment	Number of Properties	Number of Beds/Units
Skilled Nursing	$36,644	$2,313	$11,418	$25,226	6	785
Assisted Living(1)	40,927	3,880	12,122	28,805	7	494

Totals	$77,571	$6,193	$23,540	$54,031	13	1,279

(1)
Includes the development of a 60-unit MC property for $9,817 and two ALF and MC combination properties for a total of $16,385, the expansion of three ALF properties for a total $14,600 and the renovation of a 140-unit ILF property for $125.

(2)
Subsequent to March 31, 2013, we funded $1,398 under investment commitments.

Mortgage Loans

        The following table summarizes our investments in mortgage loans secured by first mortgages at March 31, 2013 (dollar amounts in thousands):

					Number of
Type of Property	Gross Investments(1)	Percentage of Investments	Number of Loans	Number of Properties(2)	SNF Beds	ALF Units	Investment per Bed/Unit(1)
Skilled Nursing(3)	$25,097	62.5%	15	17	1,861	—	$13.49
Assisted Living	12,245	30.5%	3	8	—	211	$58.03
Range of Care	2,800	7.0%	1	1	99	74	$16.18

Totals	$40,142	100.0%	19	26	1,960	285

(1)
Amounts shown in thousands.

(2)
We have investments in 8 states that include mortgages to 11 different operators.

(3)
Includes a mortgage and construction loan secured by a currently operating skilled nursing property and parcel of land upon which a 106-bed replacement facility will be constructed. The agreement gives us the right to purchase the replacement facility for $13,500 during an 18 month period beginning on the first anniversary of the issuance of the certificate of occupancy. Currently we have a remaining commitment of $7,070 under this loan. We anticipate funding this commitment over the next 6 months.

        At March 31, 2013, the mortgage loans had interest rates ranging from 7.0% to 13.5% and maturities ranging from 2014 to 2022. In addition, some loans contain guarantees, provide for facility fees and generally have 20-year to 25-year amortization schedules. The majority of the mortgage loans provide for annual increases in the interest rate based upon a specified increase of 10 to 25 basis points.

        In general, the mortgage loans may not be prepaid except in the event of the sale of the collateral property to a third party that is not affiliated with the borrower, although partial prepayments (including the prepayment premium) are often permitted where a mortgage loan is secured by more than one property upon a sale of one or more, but not all, of the collateral properties to a third party which is not an affiliate of the borrower. The terms of the mortgage loans generally impose a premium upon prepayment of the loans depending upon the period in which the prepayment occurs, whether such prepayment was permitted or required, and certain other conditions such as upon the sale of the property under a pre-existing purchase option, destruction or condemnation, or other circumstances as approved by us. On certain loans, such prepayment amount is based upon a percentage of the then outstanding balance of the loan, usually declining ratably each year. For other loans, the prepayment premium is based on a yield maintenance formula. In addition to a lien on the mortgaged property, the loans are generally secured by certain non-real estate assets of the properties and contain certain other security provisions in the form of letters of credit, pledged collateral accounts, security deposits, cross-default and cross-collateralization features and certain guarantees.

Corporate Offices

        Our principal executive offices are located at 2829 Townsgate Road, Suite 350, Westlake Village, California 91361, and our telephone number is (805) 981-8655.

 THE OFFERING

        The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including "Description of Our Common Stock."

Issuer	LTC Properties, Inc.
Common stock offered by us	3,500,000 shares.
Common stock to be outstanding after this offering	34,212,510 shares.
Use of proceeds	We intend to use the net proceeds to pay down amounts outstanding under our unsecured line of credit, to fund acquisitions and current development pipeline, and for general corporate purposes.
New York Stock Exchange symbol	LTC
Dividend policy

We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors. Subsequent to the completion of this offering, we expect our current aggregate dividend payout level to increase by approximately $6.5 million to $66.9 million annually (total preferred and common stock dividends on an annual basis). The actual amount and timing of distributions, however, are at the sole discretion of our board of directors.

        In this prospectus supplement, we calculated the number of shares of our common stock to be outstanding after this offering based on 30,712,510 shares of common stock outstanding on March 31, 2013. In calculating that number of shares, we did not take into account:

  •
  73,334 shares of our common stock issuable upon exercise of stock options reserved under our 2008 Equity Participation Plan and our 2004 Stock Option Plan as of March 31, 2013;

  •
  216,921 shares of our common stock available as of March 31, 2013 for future grant or issuance pursuant to our 2008 Equity Participation Plan;

  •
  2,000,000 shares of our common stock reserved for issuance upon conversion of our 8.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock").

        The number of shares outstanding after the offering assumes that the underwriters' option to purchase additional shares is not exercised. If the underwriters exercise their option to purchase additional shares in full, we will issue and sell an additional 525,000 shares. For more information, see "Underwriting" below.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of the common stock in this offering will be approximately $148.9 million ($171.3 million if the underwriters' option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds to pay down amounts outstanding under our unsecured line of credit, to fund acquisitions and current development pipeline and for general corporate purposes. Proceeds from borrowings under our unsecured line of credit were used to fund acquisitions and development activities. Amounts outstanding under our unsecured line of credit currently bear interest at 150 basis points over LIBOR and mature in May 2016. Our investment strategy is to pursue from time to time opportunities for potential acquisitions and investments, with due diligence and negotiations often at different stages of development at any particular time.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization (i) as of March 31, 2013 (ii) as adjusted to give pro forma effect to the issuance and sale of the 3,500,000 shares of common stock offered by us at a public offering price of $44.50 per share, less estimated underwriting discounts and commissions and offering expenses payable by us, the pay down of our unsecured line of credit, and assuming no exercise of the underwriters' option to purchase additional shares.

        The information set forth below should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2013
	Actual	As adjusted
	(in thousands)
Debt:
Bank borrowings	$117,500	$—
Senior unsecured notes	185,800	185,800
Bonds payable	2,035	2,035

Total debt	305,335	187,835
Stockholders' equity:
Preferred Stock, $0.01 par value; 15,000,000 shares authorized Series C Cumulative Convertible Preferred Stock, 2,000,000 shares authorized, issued and outstanding	38,500	38,500
Common Stock, $0.01 par value; 60,000,000 authorized; 30,712,510 shares issued and outstanding, historical; 34,212,510 shares issued and outstanding as adjusted(1)	307	342
Capital in excess of par value	516,011	664,897
Cumulative net income	737,009	737,009
Other equity	143	143
Cumulative distributions	(825,159)	(825,159)

Total equity	466,811	615,732

Total capitalization	$772,146	$803,567

(1)
Excludes as of March 31, 2013: (i) 216,921 shares available for future grant or issuance pursuant to our 2008 Equity Participation Plan; (ii) 73,334 shares issuable upon exercise of stock options reserved under our 2008 Equity Participation Plan and our 2004 Stock Option Plan; and (iii) 2,000,000 shares reserved for issuance upon the conversion of our Series C Preferred Stock.

 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed on the New York Stock Exchange under the symbol "LTC". The following table sets forth the range of intra-day high and low sale prices, as reported on the New York Stock Exchange Composite Tape, and the cash dividends declared and paid on the shares of common stock for the periods indicated.

	High	Low	Dividend Declared	Dividend Paid
2013:
First Quarter	$40.80	$35.58	$0.465	$0.465
Second Quarter (through May 2, 2013)	$46.76	$40.33	$0.465	$0.155
2012:
First Quarter	$32.82	$30.13	$0.435	$0.435
Second Quarter	$36.42	$30.96	$0.435	$0.435
Third Quarter	$37.93	$31.65	$0.455	$0.455
Fourth Quarter	$35.32	$30.48	$0.465	$0.465
2011:
First Quarter	$29.48	$27.01	$0.420	$0.420
Second Quarter	$30.14	$26.51	$0.420	$0.420
Third Quarter	$28.85	$20.41	$0.420	$0.420
Fourth Quarter	$31.38	$23.75	$0.420	$0.420

        On May 2, 2013, the closing price of our common stock on the New York Stock Exchange was $46.10 per share.

        We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Subsequent to the completion of this offering, we expect our current aggregate dividend payout level to increase by approximately $6.5 million to $66.9 million annually (total preferred and common stock dividends on an annual basis), depending on the actual number of shares sold in this offering, the actual public offering price per share, and the actual net proceeds received by us in this offering. The actual amount and timing of distributions, however, are at the sole discretion of our board of directors. All distributions will depend on our results of operations, financial position, cash flows and such other factors as our board of directors deems relevant and there can be no assurances that we will pay future distributions at current levels or at all. On April 1, 2013, we declared a monthly cash dividend of $0.155 per share on our common stock for the months of April, May and June 2013, payable on April 30, May 31 and June 28, 2013, respectively, to stockholders of record on April 22, May 23 and June 20, 2013, respectively.

        We intend to distribute to our stockholders an amount at least sufficient to satisfy the distribution requirements of a REIT. Cash flows from operating activities available for distribution to stockholders will be derived primarily from interest and rental payments from our real estate investments. All distributions will be made subject to approval of our board of directors and will depend on our earnings, our financial condition and such other factors as our board of directors deem relevant. In order to qualify for the beneficial tax treatment accorded to REITs by Sections 856 through 860 of the Internal Revenue Code, we are required to make distributions to holders of our shares equal to at least 90% of our REIT taxable income. See "Description of Our Common Stock" in the accompanying prospectus for a discussion of certain restrictions on the payment of our dividends.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        You should refer to "Taxation of Our Company" in our most recent Annual Report on Form 10-K that has been filed with the SEC, and incorporated herein by reference in its entirety, for a summary of the material federal income tax considerations to us of our REIT election. Additionally, you should refer to "Certain US Federal Income Tax Considerations—Taxation of Taxable US Stockholders", "—Taxation of Tax-Exempt Stockholders", "—Taxation of Foreign Stockholders", "—Other Tax Consequences", and "New Legislation Potentially Affecting Taxation of Common Stock and Notes Held By or Through Foreign Entities" in the accompanying prospectus for a summary of the federal income tax considerations which are anticipated to be material to purchasers of our common stock. Prospective investors are advised to consult their own tax advisors regarding the specific federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the common shares and of potential changes in applicable tax laws. The discussion in this prospectus supplement and the accompanying prospectus does not purport to deal with all aspects of taxation that may be relevant to particular purchasers in light of their personal investment or tax circumstances.

 UNDERWRITING

        We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and RBC Capital Markets, LLC are acting as joint book-running managers of the offering. Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. are acting as representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase, the number of shares of common stock listed in the following table:

Underwriter	Number of Shares
Wells Fargo Securities, LLC	875,000
KeyBanc Capital Markets Inc.	875,000
BMO Capital Markets Corp.	700,000
RBC Capital Markets, LLC	700,000
Sandler O'Neill & Partners, L.P.	84,000
CSCA Capital Advisors, LLC	66,500
J.J.B. Hilliard, W.L. Lyons, LLC	66,500
JMP Securities LLC	66,500
Sidoti & Company, LLC	66,500
Total	3,500,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares if they buy any of them. The underwriters will sell the shares to the public when and if the underwriters buy the shares from us.

        The underwriters initially will offer the shares to the public at the price specified on the cover page of this prospectus supplement. The underwriters may allow a concession of not more than $1.1348 per share to selected dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

  •
  receipt and acceptance of the common stock by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted the underwriters an option to purchase up to 525,000 additional shares of our common stock at the same price per share as they are paying for the shares shown in the table above. The underwriters may exercise this option at any time, in whole or in part, within 30 days after the date of this prospectus supplement. We will pay the expenses associated with the exercise of the option.

        Discounts and Commissions.    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase additional shares.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$1.891	$1.891

Total	$6,619,000	$7,612,000

        We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $210,000.

        Our common stock is listed on the NYSE, under the symbol "LTC".

        Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  syndicate covering transactions;

  •
  imposition of penalty bids; and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares as referred to above.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters also may impose a penalty bid on dealers participating in the offering. This means that the underwriters may reclaim from any dealers participating in the offering the selling concession on shares sold by them and purchased by the underwriters in stabilizing or short covering transactions.

        These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

        Lock-up Agreements.    We, our directors and our executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we may not issue any new shares of common stock, and our directors and executive officers may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, without the prior written consent of Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. for a period of 45 days from the date of this prospectus supplement. This consent may be given at any time without public notice. In addition, during this 45-day period, we have also agreed not to file any registration statement for, and each of our directors and executive officers has agreed not to make any demand for, or exercise any right of, the registration of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc.

        In the event that either: (1) during the last 17 days of the 45-day lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of such 45-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of such 45-day lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this paragraph shall not apply if: (A) the safe harbor provided by Rule 139 under the Securities Act is available in the matter contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. ("FINRA") and (B) within the three business days preceding the last 17 days of the 45-day lock-up period we deliver (in accordance with the notice provisions of the underwriting agreement) to Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. a certificate, signed by our Chief Financial Officer or Chief Executive Officer certifying that our shares of common stock are "actively traded securities" within the meaning of Conduct Rule 2711(f)(4) of FINRA.

        Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        Online Offering.    A prospectus supplement with the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus supplement or accompanying prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        Other Relationships.    Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        Affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., and RBC Capital Markets, LLC are lenders under our unsecured revolving credit facility, which has a total capacity of $240.0 million (with the opportunity to increase the total capacity to $350.0 million) and matures in May 2016. BMO Capital Markets Corp. serves as the co-lead arranger and joint book runner and its affiliate, Bank of Montreal, Chicago Branch, serves as the administrative agent, Key Bank National Association serves as the syndication agent, KeyBanc Capital Markets Inc. serves co-lead arranger and joint book runner, Royal Bank of Canada serves as co-documentation agent, and Wells Fargo Bank, National Association serves as co-documentation agent.

        KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. are also sales agents under our equity distribution agreements, pursuant to which we can issue and sell up to $85.7 million in aggregate offering price of our common shares from time to time through them. As of March 31, 2013, we had raised an aggregate of $26.1 million from the issuance of our common shares under these equity distribution agreements.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Conflicts of Interest.    As described in "Use of Proceeds," some of the net proceeds of this offering will be used to repay borrowings under our unsecured revolving credit facility. Because certain affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., and RBC Capital Markets, LLC are lenders under our unsecured revolving credit facility, it is expected that more than 5% of the proceeds of this offering (not including underwriting discounts and commissions) will be received by the underwriters or their affiliates. Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust.

        Sales Outside the United States.    No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        Each of the underwriters may arrange to sell securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell securities in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

        Notice to Prospective Investors in European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), including each Relevant Member State that has implemented amendments to Article 3(2) of the Prospectus Directive introduced by the 2010 PD Amending Directive (each, an "Early Implementing Member State"), an offer of the securities to the public may not be made in that Relevant Member State and each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of the securities to the public in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities referred to in (a) to (c) above shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the issuer or any underwriter that it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe to the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Notice to Prospective Investors in the United Kingdom.    This prospectus supplement, the accompanying prospectus and any other material in relation to the securities described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the "Order"), (ii) fall within Article 49(2)(a) to (d) of the Order and (iii) are persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to engage in investment activity with respect to such securities will be engaged in only with, relevant persons. This prospectus supplement, the accompanying prospectus and their respective contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their respective contents.

        The distribution of this prospectus supplement and the accompanying prospectus in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene FSMA. No person falling outside those categories should treat this prospectus supplement and the accompanying prospectus as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus supplement and the accompanying prospectus are advised that we, the underwriters and any other person that communicates this prospectus supplement and the accompanying prospectus are not, as a result solely of communicating this prospectus supplement and the accompanying prospectus, acting for or advising them and are not responsible for providing recipients of this prospectus supplement and the accompanying prospectus with the protections which would be given to those who are clients of any aforementioned entities that is subject to the rules and regulations of the Financial Services Authority.

        Notice to Prospective Investors in France.    We and the underwriters have not offered or sold and will not offer or sell, directly or indirectly, securities to the public in France, and have not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, this prospectus supplement and the accompanying prospectus or any other offering material relating to the securities. Offers, sales and distributions that have been and will be made in France have been and will be made only to (a) providers of the investment service of portfolio management for the account of third parties, and (b) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, Articles L. 411-1, L. 411-2, and D. 411-1 of the French Code monétaire et financier.

        Securities may be resold directly or indirectly only in compliance with Article L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

        Neither this prospectus supplement and the accompanying prospectus prepared in connection with the securities nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers or notified to the Autorité des marchés financiers by the competent authority of another member state of the European Economic Area.

        Notice to Prospective Investors in Germany.    The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be offered to the public within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz). No securities prospectus pursuant to the German Securities Prospectus Act has been or will be published or circulated in Germany or filed with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). This prospectus supplement and the accompanying prospectus do not constitute an offer to the public in Germany, and do not serve for public distribution of the securities in Germany. Neither this prospectus supplement and the accompanying prospectus, nor any other document issued in connection with this offering, may be issued or distributed to any person in Germany except under circumstances that do not constitute an offer to the public under the German Securities Prospectus Act. Prospective investors should consult with their legal and/or tax advisor before investing into the securities.

        Notice to Prospective Investors in Italy.    The offering of the securities has not been registered pursuant to Italian securities legislation and, accordingly, no securities may be offered, sold or delivered, nor may copies of the prospectus supplement and the accompanying prospectus or of any other document relating to the securities be distributed in the Republic of Italy, except:

  (i)
  to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or

  (ii)
  in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

        Any offer, sale or delivery of the securities or distribution of copies of the prospectus supplement and the accompanying prospectus or any other document relating to the securities in the Republic of Italy under (i) or (ii) above must be:

  (a)
  made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

  (b)
  in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

  (c)
  in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

        Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the securities on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the intermediary transferring the securities for any damages suffered by the investors.

        Notice to Prospective Investors in Switzerland.    This prospectus supplement and the accompanying prospectus as well as any other material relating to the securities that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        Our securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase our securities with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

        This prospectus supplement and the accompanying prospectus as well as any other material relating to our securities is personal and confidential and does not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

LEGAL MATTERS

        Certain legal matters in connection with the offering of common stock will be passed upon for us by Reed Smith LLP, New York, New York, and for the underwriters by Goodwin Procter LLP, Menlo Park, California. Reed Smith LLP and Goodwin Procter LLP will rely on the opinion of Ballard Spahr LLP as to certain matters of Maryland law. Certain tax matters, including our qualification as a real estate investment trust, will be passed upon for us by Reed Smith LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. We maintain a website at www.ltcproperties.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10055.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made and were qualified by certain schedules of exceptions that were not filed. Accordingly, such representation, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-11314)	Year ended December 31, 2012
Quarterly Report on Form 10-Q (File No. 001-11314)	Quarter ended March 31, 2013
Definitive Proxy Statement on Schedule 14A (File No. 001-11314) (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012)	Filed on April 19, 2013
Current Reports on Form 8-K and 8-K/A (File No. 001-11314) (with respect to Items 5.02)	Filed on February 13, 2013 and March 11, 2013

        All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to: Pam Kessler, 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361, telephone number: 805-981-8655.

$400,000,000
Common Stock, Preferred Stock, Warrants, Debt Securities,
Depositary Shares, and Units Offered by LTC Properties, Inc.

2,000,000 Shares of Common Stock
Offered by Selling Security Holders

        We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

        In addition, any selling security holders to be named in a prospectus supplement may offer and sell common stock from time to time in such amounts and with such discounts and commissions as are set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling security holders.

        You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "LTC." The last reported closing price of our common stock on June 8, 2010 on the New York Stock Exchange was $23.85. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2010.

i

ABOUT THIS PROSPECTUS

        When used in this prospectus, the terms "Company", "we", "us" and "our" refer to LTC Properties, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only LTC Properties, Inc.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or SEC), using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. In addition, the selling security holder may sell up to 2,000,000 shares of our common stock in one or more underwritten offerings. Each time we or any selling security holders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a later dated prospectus supplement or related free writing prospectus, you should rely on the information in the most recent prospectus supplement or related free writing prospectus.

        Neither we nor any selling security holders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find Additional Information."

 OUR COMPANY

        LTC Properties, Inc., was incorporated on May 12, 1992 in the State of Maryland and commenced operations as a healthcare real estate investment trust (or REIT) on August 25, 1992. We invest primarily in long-term care and other health care related properties through mortgage loans, property lease transactions and other investments. Our primary objectives are to sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in long-term care properties and other health care related properties managed by experienced operators. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator and form of investment.

        We were organized to qualify, and intend to continue to qualify, as a REIT. So long as we qualify, with limited exceptions, we may deduct distributions, both preferred dividends and common dividends, to our stockholders from our taxable income. We have made distributions, and intend to continue to make distributions to our stockholders, in order to eliminate any federal tax liability.

        Our principal executive office is located at 31365 Oak Crest Drive, Suite 200, Westlake Village, CA 91361 and our telephone number is (805) 981-8655.

RISK FACTORS

        Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled "Risk Factors" contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as any amendments or additions thereto reflected in subsequent filings with the SEC. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends or stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates," or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus, any prospectus supplement, and in other information contained in our publicly available filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2009 and other reports we file under the Exchange Act. Although we believe that these forward looking statements are reasonable, there is no assurance that our expectations will be fulfilled. You are cautioned not to put undue reliance on these forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general business purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio and the redemption of our outstanding Preferred Stock in accordance with the terms of the specific security agreement. We will not receive any proceeds from any sale of common stock by any selling security holders.

 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities. We may offer up to $400,000,000 of securities under this prospectus. In addition, the selling security holders may sell up to 2,000,000 shares of our common stock as part of one or more underwritten offerings of common stock to the public.

        The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement relating to such offering.

        Pursuant to our Articles of Restatement, as amended and supplemented to date, and referred to in this prospectus as our Charter, we are authorized to issue 60,000,000 shares of all classes of stock, each share having a par value of $0.01 of which 45,000,000 shares are common stock and 15,000,000 shares are preferred stock. Of our preferred stock as of June 9, 2010, we had designated 2,000,000 shares as 8.5% Series C Cumulative Convertible Preferred Stock, (or Series C Preferred Stock) 2,200,000 shares as 8.5% Series E Cumulative Convertible Preferred Stock (or Series E Preferred Stock) and 6,640,000 shares as 8.0% Series F Cumulative Preferred Stock (or Series F Preferred Stock).

        As of June 9, 2010, 23,799,484 shares of common stock and 2,000,000, 37,816 and 5,894,216 shares of Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, were outstanding.

        Securities may be issued in certificated or uncertificated form, as disclosed in the applicable prospectus supplement.

 DESCRIPTION OF OUR COMMON STOCK

GENERAL

        The following description of our Common Stock sets forth certain general terms and provisions of the Common Stock to which any prospectus supplement may relate, including a prospectus supplement providing that Common Stock will be issuable upon conversion of our debt securities or our Preferred Stock or upon the exercise of Common Stock warrants issued by us. The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Charter and Bylaws.

        Holders of our Common Stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefore. Payment and declaration of dividends on the Common Stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our Preferred Stock. Upon our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding Preferred Stock.

        Our Common Stock will possess voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of Common Stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our Common Stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of Common Stock will not have preemptive rights, which mean they have no right to acquire any additional shares of Common Stock that may be issued by us at a subsequent date. Our Common Stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

        Under Maryland law and our Charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our Common Stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of our Common Stock and we can pay our debts as they become due. We have complied with these requirements in all of our prior distributions to holders of our Common Stock.

        The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock which are outstanding or which we may designate and issue in the future. See "Description of Our Preferred Stock," "Series C Preferred Stock," "Series E Preferred Stock" and "Series F Preferred Stock" below.

DESCRIPTION OF OUR PREFERRED STOCK

        Under our Charter, our Board of Directors may from time to time establish and issue one or more classes or series of Preferred Stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

        The following description of our Preferred Stock sets forth certain general terms and provisions of our Preferred Stock to which any prospectus supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Charter (including the applicable articles supplementary) and Bylaws.

GENERAL

        Subject to limitations prescribed by Maryland law and our Charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. Our Preferred Stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

  (1)
  You should refer to the prospectus supplement relating to the class or series of Preferred Stock offered thereby for specific terms, including:

  (2)
  The class or series, title and stated value of that Preferred Stock;

  (3)
  The number of shares of that Preferred Stock offered, the liquidation preference per share and the offering price of that Preferred Stock;

  (4)
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that Preferred Stock;

  (5)
  Whether dividends on that Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on that Preferred Stock shall accumulate;

  (6)
  The procedures for any auction and remarketing, if any, for that Preferred Stock;

  (7)
  Provisions for a sinking fund, if any, for that Preferred Stock;

  (8)
  Provisions for redemption, if applicable, of that Preferred Stock;

  (9)
  Any listing of that Preferred Stock on any securities exchange;

  (10)
  The terms and conditions, if applicable, upon which that Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculation thereof);

  (11)
  Any voting rights;

  (11)
  The relative ranking and preference of the Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

  (12)
  Any limitations on issuance of any other series of Preferred Stock ranking senior to or on a parity with the Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

  (13)
  A discussion of certain federal income tax considerations applicable to that Preferred Stock;

  (14)
  Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that Preferred Stock and, if convertible, the related Common Stock, in each case as may be appropriate to preserve our status as a REIT; and

  (15)
  Any other material terms, preferences, rights, limitations or restrictions of that Preferred Stock.

RANK

        Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

  (1)
  Senior to all classes or series of our Common Stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the Preferred Stock;

  (2)
  On a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

  (3)
  Junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

        Holders of shares of our Preferred Stock of each class or series shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.

        Dividends on any class or series of our Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class or series of our Preferred Stock for which dividends are non-cumulative, then the holders of that class or series of our Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

        Unless otherwise specified in the applicable prospectus supplement, if any shares of our Preferred Stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our Preferred Stock of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred Stock of that class or series for any period unless:

  (1)
  if that class or series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the Preferred Stock of that class or series for all past dividend periods; or

  (2)
  if that class or series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the Preferred Stock of that class or series.

        Unless otherwise specified in the applicable prospectus supplement, when dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of Preferred Stock of any class or series and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of that class or series, all dividends declared upon shares of Preferred Stock of that class or series and any other class or series of Preferred Stock ranking on a parity as to dividends with that Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of that class or series and that other class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that Preferred Stock does not have a cumulative dividend) and that other class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of that series that may be in arrears.

        Except as provided in the immediately preceding paragraph or as otherwise provided in the applicable prospectus supplement, unless: (1) if that class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (2) if that class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our Common Stock or other stock ranking junior to the Preferred Stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our Common Stock, excess stock or any of our other stock ranking junior to or on a parity with the Preferred Stock of that class or series as to dividends or upon liquidation, nor shall any Common Stock, excess stock or any of our other stock ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the Preferred Stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

        Any dividend payment made on shares of a class or series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

REDEMPTION

        If the applicable prospectus supplements so states, the shares of Preferred Stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a class or series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of that Preferred Stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement, unless:

  (1)
  if that class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of Preferred Stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

  (2)
  if that class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

        no shares of any class or series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of that class or series.

        If fewer than all of the outstanding shares of Preferred Stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess Preferred Stock.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  (1)
  the redemption date;

  (2)
  the number of shares and class or series of the Preferred Stock to be redeemed;

  (3)
  the redemption price;

  (4)
  the place or places where certificates for that Preferred Stock are to be surrendered for payment of the redemption price;

  (5)
  that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

  (6)
  the date upon which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the shares of Preferred Stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of Preferred Stock, those shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

        Unless otherwise specified in the applicable prospectus supplement, upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any Common Stock, excess stock or any other class or series of our stock ranking junior to that class or series of Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of Preferred Stock does not have a cumulative dividend). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of Preferred Stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of Preferred Stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of shares of that class or series of Preferred Stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of Preferred Stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation nor merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

VOTING RIGHTS

        Except as set forth below or as otherwise indicated in the applicable prospectus supplement, holders of Preferred Stock will not have any voting rights.

        Whenever dividends on any shares of that class or series of Preferred Stock shall be in arrears for 18 months or six or more quarterly periods, the holders of those shares of that class or series of Preferred Stock (voting separately as a class with all other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our Board of Directors (and our entire Board of Directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of Preferred Stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of Preferred Stock designated by the holders of record of at least 10% of the shares of any of those classes or series of Preferred Stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

  (1)
  if that class or series of Preferred Stock has a cumulative dividend, then all dividends accumulated on those shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

  (2)
  if that class or series of Preferred Stock does not have a cumulative dividend, then four consecutive quarterly periods of dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

        Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class),

  (1)
  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

  (2)
  amend, alter or repeal the provisions of the Charter in respect of that class or series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of Preferred Stock; provided, however, that with respect to the occurrence of a merger, consolidation or other event, whereby shares of any class or series of Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which our company becomes a party), remain outstanding with the terms applicable to that class or series of Preferred Stock materially unchanged, the occurrence of any such merger, consolidation, or other event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the holders of such class or series of Preferred Stock, and provided, further that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the Preferred Stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

CONVERSION RIGHTS

        The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into Common Stock, debt securities or another series of Preferred Stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of Common Stock or those other series of Preferred Stock or the principal amount of debt securities into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of Preferred Stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of Preferred Stock.

SERIES C PREFERRED STOCK

        The following summary of the terms and provisions of the Series C Preferred Stock is qualified in its entirety by reference to the pertinent sections in the articles supplementary to our Charter creating the Series C Preferred Stock, which have been filed with the SEC, and which are available as described below under the heading "Where You Can Find Additional Information."

        Rank.    The Series C Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up, (i) senior to Common Stock, and to all equity securities ranking junior to the Series C Preferred Stock with respect to dividend rights or rights on liquidation, dissolution or winding up of our company; (ii) on parity with our Series E Preferred Stock, the Series F Preferred Stock and all equity securities that may be issued in the future which rank on a parity with the Series C Preferred Stock, and (iii) junior to all of our existing and future indebtedness. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion.

        Other terms.    Holders of the Series C Preferred Stock are entitled to receive preferential cumulative cash dividends at the rate of 8.5% per annum of the liquidation preference per share (equivalent to a fixed annual amount of $1.63625 per share). Dividends are payable quarterly in arrears on each of March 31, June 30, September 30 and December 31. Accrued but unpaid dividends on the Series C Preferred Stock bear interest from the applicable dividend payment date at the prime rate of interest established from time to time in the Wall Street Journal.

        Holders of the Series C Preferred Stock are entitled to be paid a liquidation preference of $19.25 per share, plus dividends, with interest, before any distribution of assets is made to holders of any junior stock as described above in "Rank."

        Except in certain circumstances relating to our maintenance of the ability to qualify as a REIT, the shares of Series C Preferred Stock are not redeemable.

        Whenever any dividend payment on any Series C Preferred Stock is in arrears for more than 10 business days after its dividend payment date, the number of directors then constituting the Board of Directors will be increased by two and the two vacancies will be filled by the Series C Preferred Stock holders voting as one class. Such increase and the right to fill such vacancies is separate and apart from and in addition to any increase in the number of directors which the holders of any other class or series of preferred stock may be entitled.

        In addition, in the case of a preferred dividend default, the holders of Series C Preferred Stock shall be granted voting rights equivalent to those rights of holders of the Common Stock except that the holders of Series C Preferred Stock will not have the right to vote generally in the election of directors but with respect to the election of directors will only have the voting rights as set forth above to elect Series C Preferred Stock directors. In such case, the voting rights of the holders of the Series C Preferred Stock would be determined on an as converted basis, determined pursuant to the conversion provisions as described below. These voting rights shall continue only during a Series C Preferred Stock dividend default, and all such rights shall immediately terminate at such time as the Series C Preferred Stock dividend default ceases to exist.

        The Series C Preferred Stock is convertible in whole or in part, at any time at the option of the holders, into shares of Common Stock at a conversion price of $19.25 per share, subject to adjustments. At March 31, 2010, there was one stockholder of record of our Series C Preferred Stock. This Series C Preferred stockholder has a separate contractual right, outside of the terms of the Series C Preferred Stock, to receive from us should we offer, issue or sell, or enter into any agreement or commitment to issue or sell any debentures, preferred stock or any other equity security convertible into Common Stock at a conversion price of less than $19.25 per share (as adjusted for stock splits, combinations and similar events) an offer in writing to sell to this Series C Preferred stockholder, on the same terms and conditions and at the same equivalent price, up to the same aggregate principal amount (or any $1,000 incremental principal amount thereof) of such securities.

SERIES E PREFERRED STOCK

        The following summary of the terms and provisions of the Series E Preferred Stock is qualified in its entirety by reference to the pertinent sections in the articles supplementary to our Charter creating the Series E Preferred Stock, which have been filed with the SEC, and which are available as described below under the heading "Where You Can Find Additional Information."

        The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

        Rank    The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank (i) senior to our common stock, and to all equity securities ranking junior to the Series E Preferred Stock (including the Series D Junior Participating Preferred Stock) with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company; (ii) on parity with our Series A Preferred Stock, our Series B Preferred Stock, our Series C Convertible Preferred Stock and with all equity securities that may be issued by us in the future the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company, and (iii) junior to all of our existing and future indebtedness. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

        Other terms.    Holders of shares of the Series E Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.5% per annum of the liquidation preference per share, equivalent to a fixed annual amount of $2.125 per share. Dividends on the Series E Preferred Stock will be cumulative from the date of original issue and will be payable quarterly in arrears for the period covering the preceding quarter on or before the 15th day of January, April, July and October of each year, or, if not a business day, the next succeeding business day.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company, the holders of shares of Series E Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series E Preferred Stock as to liquidation rights.

        We, at our option, upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. We, at our option, may also redeem any outstanding series of Preferred Stock, other than the Series C Preferred Stock, in whole or in part. We may redeem the Series E Preferred Stock or other such series without redeeming any other of our currently outstanding series of Preferred Stock.

        In addition, in the case of a preferred dividend default, the holders of Series E Preferred Stock shall be granted voting rights equivalent to those rights of holders of the common stock except that the holders of Series E Preferred Stock will not have the right to vote generally in the election of directors but with respect to the election of directors will only have the voting rights as set forth above to elect Series E Preferred Stock directors. In such case, the voting rights of the holders of the Series E Preferred Stock would be determined on an as converted basis, determined pursuant to the conversion provisions as described below. These voting rights shall continue only during a Series E Preferred Stock dividend default, and all such rights shall immediately terminate at such time as the Series E Preferred Stock dividend default ceases to exist.

        Each share of Series E Preferred Stock will be convertible in whole or in part, at any time at the option of the holders thereof, into shares of common stock at a conversion price of $12.50 per share of common stock, subject to adjustments.

SERIES F PREFERRED STOCK

        The following summary of the terms and provisions of the Series F Preferred Stock is qualified in its entirety by reference to the pertinent sections in the articles supplementary to our Charter creating the Series F Preferred Stock, which have been filed with the SEC, and which are available as described below under the heading "Where You Can Find Additional Information."

        The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

        Rank.    The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank (i) senior to our common stock, and to all equity securities ranking junior to the Series F Preferred Stock (including the Series D Junior Participating Preferred Stock) with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company; (ii) on parity with our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series E Preferred Stock and with all equity securities that may be issued by us in the future the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company, and (iii) junior to all of our existing and future indebtedness. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to the conversion of such convertible debt securities.

        Holders of shares of the Series F Preferred Stock are entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.0% per annum of the liquidation preference per share, equivalent to a fixed annual amount of $2.00 per share. Dividends on the Series F Preferred Stock will be cumulative from the date of original issue and will be payable quarterly in arrears for the period covering the preceding quarter on or before the 15th day of January, April, July and October of each year, or, if not a business day, the next succeeding business day.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company, the holders of shares of Series F Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that ranks junior to the Series F Preferred Stock as to liquidation rights.

        We, at our option, upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. We, at our option, may also redeem any outstanding series of Preferred Stock, other than the Series C Preferred Stock, in whole or in part. We may redeem the Series F Preferred Stock or other such series without redeeming any other of our currently outstanding series of Preferred Stock.

        In addition, in the case of a preferred dividend default, the holders of Series F Preferred Stock shall be granted voting rights equivalent to those rights of holders of the common stock except that the holders of Series F Preferred Stock will not have the right to vote generally in the election of directors but with respect to the election of directors will only have the voting rights as set forth above to elect Series F Preferred Stock directors. In such case, the voting rights of the holders of the Series F Preferred Stock would be determined on an as converted basis, determined pursuant to the conversion provisions as described below. These voting rights shall continue only during a Series F Preferred Stock dividend default, and all such rights shall immediately terminate at such time as the Series F Preferred Stock dividend default ceases to exist.

        The Series F Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

LISTING

        Our Series E Preferred Stock and Series F Preferred Stock are listed on the New York Stock Exchange under the symbols "LTC PrE" and "LTC PrF," respectively. Our Series C Preferred Stock is owned by one holder and is not listed on any exchange. We may apply to list the securities which are offered and sold hereunder, as described in the prospectus supplement relating to such securities.

 DESCRIPTION OF WARRANTS

WARRANT TO PURCHASE COMMON STOCK OR PREFERRED STOCK

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

GENERAL

        We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price, if any;

  •
  the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  call provisions, if any;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any antidilution provisions.

EXERCISE OF STOCK WARRANTS

        You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

NO RIGHTS AS STOCKHOLDERS

        Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

WARRANTS TO PURCHASE DEBT SECURITIES

        The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

GENERAL

        We may issue debt warrants in certificated or uncertificated form, independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  U.S. federal income tax consequences;

  •
  whether the warrants represented by the debt warrant will be issued in registered or bearer form;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any antidilution provisions.

        You may exchange debt warrant for new debt warrant of different denominations and may present debt warrant for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

EXERCISE OF DEBT WARRANTS

        You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant representing the unexercised debt warrants.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The debt securities may be issued under one or more indentures between us and a specified trustee. The forms of indentures are filed as exhibits to the Registration Statement of which this prospectus forms a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

        The statements made in this prospectus relating to the indentures and the debt securities to be issued under the indentures are summaries of the material provisions of the indentures and the debt securities to be issued thereunder. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

GENERAL

        The debt securities sold under this prospectus will be our direct obligations, which may be senior or subordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt.

        Within the total dollar amount available under the Registration Statement of which this prospectus forms a part, we may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and form of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the person to whom any interest on a debt security of the series will be paid;

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  the date or dates on which we must repay the principal;

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  the rate or rates at which the debt securities will bear interest;

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  the date or dates from which interest will accrue, and the dates on which we must pay interest;

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  the place or places where we must pay the principal and any premium or interest on the debt securities;

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  the terms and conditions on which we may redeem any debt security, if at all;

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  any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

  •
  the denominations in which we may issue the debt securities;

  •
  the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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  the currency in which we will pay the principal of and any premium or interest on the debt securities;

  •
  the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

  •
  the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

  •
  if applicable, that the debt securities are defeasible and the terms of such defeasance;

  •
  if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, Preferred Stock or common stock or other securities or property;

  •
  whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

  •
  the subordination provisions that will apply to any subordinated debt securities;

  •
  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

  •
  any addition to or change in the covenants in the indentures; and

  •
  any other terms of the debt securities not inconsistent with the applicable indentures.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special US federal income tax, accounting and other considerations applicable to original issue discount securities.

DENOMINATIONS, EXCHANGE, REGISTRATION AND TRANSFER

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000.

        The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series, of any authorized denomination and of similar terms and aggregate principal amount.

        Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

        If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

PAYMENT AND PAYING AGENT

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium on a debt security to the person in whose name the debt security is registered at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

        At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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  in any other lawful manner, all as the applicable indenture describes.

MERGER, CONSOLIDATION OR SALE OF ASSETS

        Under the terms of the indentures, we would be generally permitted to consolidate or merge with another company. We would be also permitted to sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to another company. Except as disclosed in the applicable prospectus supplement, however, we would not be able to take any of these actions unless the following conditions are met:

  •
  if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

  •
  immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities.

EVENTS OF DEFAULT AND RELATED MATTERS

        Each of the following will constitute an event of default under each indenture:

  •
  We do not pay the principal or any premium on a debt security when due, for more than a specified number of days past the due date.

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  We do not pay interest on a debt security when due, for more than a specified number of days past the due date.

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  We do not deposit any sinking fund payment when due, for more than a specified number of days past the due date.

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  We fail to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or holders of a specified percentage in aggregate principal amount of the debt securities of that series.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

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  Any other event of default described in the applicable prospectus supplement occurs.

        If an event of default has occurred and has not been cured, the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities to the extent provided by the Trust Indenture Act of 1939 after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default, where the trustee has some special duties, the trustee would not be required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

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  the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost, expenses, and liabilities of taking that action;

  •
  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        However, you would be entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we would furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

MODIFICATION AND WAIVER

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

  •
  change the stated maturity of the principal or interest on a debt security;

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  reduce the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption of any debt securities;

  •
  change the currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  modify the subordination provisions, if any, in a manner that is adverse to you;

  •
  reduce the percentage of debt securities the holders of which are required to consent to any amendment;

  •
  modify any of the foregoing provisions.

        The holders of a majority of the principal amount of outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder's consent.

        Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

CERTAIN COVENANTS

        The indentures contain certain covenants requiring us to take certain actions and prohibiting us from taking certain actions, including the following:

  •
  we must maintain a paying agent in each place of payment for the debt securities;

  •
  we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence; and

  •
  we will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition.

        Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

REDEMPTION

        The indentures provide that the debt securities of any series that are redeemable may be redeemed at any time at our option, in whole or in part. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

        From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

        To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

  •
  to maintain a registrar and paying agents and hold monies for payment in trust;

  •
  to register the transfer or exchange of the debt securities; and

  •
  to replace mutilated, destroyed, lost or stolen debt securities.

        In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

        We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

        To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

  •
  no event of default shall have occurred or be continuing;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

  •
  we satisfy other customary conditions precedent described in the applicable indenture.

CONVERSION OF SECURITIES

        The terms and conditions, if any, upon which any debt securities are convertible into other securities including Common Stock or Preferred Stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

  •
  whether such debt securities are convertible into other securities including Common Stock or Preferred Stock;

  •
  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders or us;

  •
  the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

  •
  Any restrictions on conversion, including restrictions directed at maintaining our REIT status.

SUBORDINATION

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to senior indebtedness.

        The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

        By reason of such subordination, if we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

GLOBAL SECURITIES

        The debt securities may be represented in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements:

        Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depository, or to the depository or to a successor depository, or a nominee of such successor depository.

        As long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the global security and the underlying debt securities. Except as set forth herein or otherwise provided in the prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the global security or the underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.

        Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants.

        The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities. The depository will determine how all securities issued in exchange for a global security will be registered.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

GOVERNING LAW

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

GENERAL

        We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint at our discretion, and us.

DEPOSIT AGREEMENT

        We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

  •
  LTC Properties, Inc.;

  •
  a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

  •
  the holders from time to time of depositary receipts issued under that depositary agreement.

        Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

        We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the Registration Statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

DIVIDENDS AND OTHER DISTRIBUTIONS

        The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

        The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

REDEMPTION OF PREFERRED STOCK

        If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock.

        The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

WITHDRAWAL OF PREFERRED STOCK

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

VOTING DEPOSITED PREFERRED STOCK

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

CONVERSION OF PREFERRED STOCK

        If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or our other securities, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or our other securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "—Withdrawal of Preferred Stock", to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

        The deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

        We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

        We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

REPORTS TO HOLDERS

        We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

LIMITATION ON LIABILITY OF THE PREFERRED STOCK DEPOSITARY

        The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

FORM OF PREFERRED STOCK AND DEPOSITARY SHARES

        We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form.

 DESCRIPTION OF UNITS

GENERAL

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Preferred Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Depositary Shares" and will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

ISSUANCE IN SERIES

        We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF UNITS

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In addition to other qualifications, for us to qualify as a REIT, (1) not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year, and (2) such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        To ensure that we continue to meet the requirements for qualification as a REIT, our Charter, subject to some exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of any class or series of our capital stock in excess of 9.8% (ownership limit) of the number of then outstanding shares of any class or series of our capital stock. Under our Charter, our Board of Directors may waive the ownership limit with respect to a stockholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Our Charter provides any transfer of capital stock or any security convertible into capital stock that would result in actual or constructive ownership of capital stock by a stockholder in excess of the ownership limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our company being "closely held" within the meaning of section 856(h) of the Code, not withstanding any provisions of our Charter to the contrary, will be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

        Any shares of our capital stock held by a stockholder in excess of the applicable ownership limit become "Excess Shares". Under our Charter, upon shares of any class or series of capital stock becoming Excess Shares, such shares will be deemed automatically to have been converted into a class separate and distinct from their original class and from any other class of Excess Shares. Upon any outstanding Excess Shares ceasing to be Excess Shares, such shares will be automatically reconverted back into shares of their original class or series of capital stock.

        Our Charter provides the holder of Excess Shares will not be entitled to vote the Excess Shares nor will such Excess Shares be considered issued and outstanding for purposes of any stockholder vote or the determination of a quorum for such vote. The Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular holder in a non-interest bearing escrow account payable to the holder of the Excess Shares upon such Excess Shares ceasing to be Excess Shares.

        In addition, we will have the right to redeem all or any portion of the Excess Shares from the holder at the redemption price, which will be the average market price (as determined in the manner set forth in the Charter) of the capital stock for the prior 30 days from the date we give notice of our intent to redeem such Excess Shares, or as determined by the Board of Directors in good faith. The redemption price will only be payable upon the liquidation of our company and will not exceed the sum of the per share distributions designated as liquidating distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class from which such Excess Shares were converted. We will rescind the redemption of the Excess Shares in the event that within 30 days of the redemption date, due to a sale of shares by the holder, such holder would not be the holder of Excess Shares, unless such rescission would jeopardize our tax status as a REIT or would be unlawful in any regard.

        Our Charter requires that each stockholder will upon demand disclose to us in writing any information with respect to the actual and constructive ownership of shares of our capital stock as our Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        The ownership limit provided for in our Charter may have the effect of precluding the acquisition of control of our company unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following description of certain provisions of Maryland law and of our Charter and Bylaws is only a summary. For a complete description, we refer you to Maryland law, our Charter and our Bylaws. We have incorporated by reference our Charter and Bylaws as exhibits to the Registration Statement of which this prospectus is a part.

BOARD OF DIRECTORS—NUMBER AND VACANCIES

        Our Bylaws provide that the number of our directors shall be six unless a majority of the members of our Board of Directors establishes some other number not less than three and not more than nine. Our Board of Directors is currently comprised of six directors. Our Bylaws also provide, that notwithstanding the preceding sentence, upon the occurrence of a default in the payment of dividends on any class or series of our Preferred Stock, or any other event, which would entitle the holders of any class or series of our Preferred Stock to elect additional directors to our Board of Directors, the number of our directors will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of our Preferred Stock (even if the resulting number of directors is more than nine), and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of our Preferred Stock are entitled to elect such additional directors.

        Our Bylaws provide that a vacancy on our Board of Directors which arises through the death, resignation or removal of a director or as a result of an increase by our Board of Directors in the number of directors may be filled by the vote of a majority of the remaining directors even if such majority is less than a quorum, and a director so elected by our Board of Directors to fill a vacancy shall serve until the next annual meeting of our stockholders and until his successor shall be duly elected and qualified. Our stockholders may elect a successor to fill a vacancy on our Board of Directors which results from the removal of a director.

REMOVAL OF DIRECTORS

        Under Maryland law, our stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of our directors except in certain circumstances specified in the statute which do not apply.

BUSINESS COMBINATIONS

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers, issuances or reclassifications of equity securities, or, the adoption of certain plans of liquidation or dissolution. An interested stockholder is defined as:

  •
  any person who beneficially owns directly or indirectly ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within 50 days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the Charter or Bylaws of the corporation. Neither our Charter nor our Bylaws provide for any such exemptions.

AMENDMENT TO THE CHARTER

        Subject to the provisions of any class or series of our capital stock at the time outstanding, any amendment to our Charter must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.

DISSOLUTION

        The dissolution of our company must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

        Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof or (ii) by any holder of record (both as of the time notice of such nomination or matter is given by the stockholder as set forth in our Bylaws and as of the record date for the annual meeting in question) of any shares of our capital stock entitled to vote at such annual meeting who complies with the advance notice procedures set forth in our Bylaws. Pursuant to our Bylaws, nominations of persons for election as directors and other stockholder proposals shall be made pursuant to timely notice in writing to the secretary of our company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of our company not less than 60 days nor more than 150 days prior to the anniversary of the last annual meeting of stockholders. Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.

UNSOLICITED TAKEOVERS

        Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to any or all of certain statutory provisions, in whole or in part, relating to unsolicited takeovers which would:

  •
  automatically classify its board of directors into three classes with staggered terms of three years each;

  •
  vest in its board of directors the exclusive right to determine the number of directors;

  •
  vest in its board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum, and provide that any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred;

  •
  impose a requirement that the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors is required to remove a director; and

  •
  impose a requirement that a stockholder requested special meeting need be called only if requested by stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our Charter or Bylaws or by resolution of our board of directors. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our Charter or Bylaws provide to the contrary.

        If we made an election to be subject to the statutory provisions described above which automatically classify our board of directors into three classes with staggered terms of three years each, the classification and staggered terms of office of our directors will make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

        We have not elected to become subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

        The business combination provisions and the control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law if we elect to be subject thereto, the advance notice provisions of our Bylaws and certain other provisions of Maryland law and our Charter and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

 CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

        The following is a summary of certain federal income tax considerations to us which are anticipated to be material to purchasers of the securities to which any prospectus supplement may relate. This summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences, and may not contain all the information that may be important to you. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. Special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code. The material federal income tax considerations relevant to your ownership of the securities to which any prospectus supplement may relate will be provided in the applicable prospectus supplement relating to the particular securities being offered.

        The information in this section is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions,

        in each case, as of the date of this prospectus. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion or the desirability of an investment in a REIT relative to other investments. Any change could apply retroactively to transactions preceding the date of the change. Except as described below, we have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or if challenged, will not be sustained by a court.

        You are advised to consult any applicable prospectus supplement, as well as your own tax advisor, regarding the tax consequences to you of the acquisition, ownership and sale of the securities to which any applicable prospectus supplement may relate, including the federal, state, local, foreign and other tax consequences.

TAXATION OF A REIT

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 1992. We intend to continue to operate in such a manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified.

        As a condition to the closing of each offering of any securities specified in any prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year beginning January 1, 1992, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation will enable us to meet the requirements for continued qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various factual assumptions relating to our organization and operation, and is conditioned upon certain representations which will be made by us as to factual matters. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion will be based upon our factual representations concerning our business and properties as set forth in this prospectus and any applicable prospectus supplement. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of share ownership and the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment as discussed in our annual report on Form 10-K for the year ended December 31, 2009 and this prospectus may be changed, perhaps retroactively, by legislative or administrative action at any time.

        If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once at stockholder level when distributed) that generally results from investment in a non-REIT corporation.

        However, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

        Second, under certain circumstances, we may be subject to the alternative minimum tax, if our dividend distributions are less than our alternative minimum taxable income.

        Third, if we have (i) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we may elect to be subject to tax at the highest corporate rate on such income, if necessary to maintain our REIT status.

        Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test multiplied by (b) a fraction intended to reflect our profitability.

        Sixth, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        Seventh, if we acquire an asset which meets the definition of a built-in gain asset from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and if we subsequently recognize gain on the disposition of such asset during the ten-year period, called the recognition period, beginning on the date on which we acquired the asset, then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset, both determined as of the beginning of the recognition period), such gain will be subject to tax at the highest regular corporate tax rate, pursuant to IRS regulations.

        Eighth, if we have taxable REIT subsidiaries, we will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our taxable REIT subsidiaries that would be reduced through reapportionment under certain federal income tax principles in order to more clearly reflect income for the taxable REIT subsidiary.

        Ninth, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

        Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

        Finally, if we own a residual interest in a real estate mortgage investment conduit (or REMIC), we will be taxed at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our shares that is held in record name by "disqualified organization." A "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government or international organization, any agency or instrumentality of any of the foregoing, any rural electrical or telephone cooperative and any tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from income taxation and from the unrelated business taxable income provisions of the Code. However, to the extent that we own a REMIC residual interest through a taxable REIT subsidiary, we will not be subject to this tax.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association:

  (1)
  which is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

  (4)
  which is neither a financial institution; nor, an insurance company subject to certain provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (including specified entities);

  (7)
  which meets certain other tests, described below, regarding the amount of its distributions and the nature of its income and assets;

  (8)
  that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualifications as a REIT; and

  (9)
  that adopts a calendar year accounting period.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).

        Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, we must maintain certain records and request certain information from our stockholders designed to disclose the actual ownership of our stock. Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Sections 9.2 and 9.3 of our Charter provides for restrictions regarding transfer and ownership of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

        We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

        Income Tests.    There presently are two gross income requirements that we must satisfy to qualify as a REIT:

  •
  First, at least 75% of our gross income (excluding gross income from "prohibited transactions," as defined below) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property, or from certain types of temporary investment income.

  •
  Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be directly or indirectly derived from income that qualifies under the 75% test or from dividends (including dividends from taxable REIT subsidiaries), interest and gain from the sale or other disposition of stock or securities and payments to us under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to hedge indebtedness incurred or to be incurred.

        Cancellation of indebtedness income generated by us is not taken into account in applying the 75% and 95% income tests discussed above. A "prohibited transaction" is a sale or other disposition of property (other than foreclosure property) held for sale to customers in the ordinary course of business. Any gain realized from a prohibited transaction is subject to a 100% penalty tax.

        Rents received by us will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met:

  •
  The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

  •
  Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is our taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

  •
  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

  •
  For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, except that we may directly provide services that are "usually or customarily rendered" in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise "rendered to the occupant for his convenience."

        For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

        The term "interest" generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are eligible for relief. These relief provisions will be generally available if:

  •
  Our failure to meet the tests was due to reasonable cause and not due to willful neglect;

  •
  We attach a schedule of the sources of our income to our return; and

  •
  Any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability.

        Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operations), and government securities and qualified temporary investments. Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries (for tax years beginning prior to July 30, 2008, 20% of the total value of our assets) and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (or TRS). Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

        Investments in Taxable REIT Subsidiaries.    For taxable years beginning after December 1, 2000, REITs may own more than 10% of the voting and value of securities in a TRS. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more that 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of a TRS will not be subject to the 10% or 5% asset tests described above, and its operations will be subject to the provisions described above. At this time, we do not have any taxable REIT subsidiaries.

        REMIC.    A regular or residual interest in a REMIC will be treated as a real estate asset for purposes of the REIT asset tests, and income derived with respect to such interest will be treated as interest on an obligation secured by a mortgage on real property, assuming that at least 95% of the assets of the REMIC are real estate assets. If less than 95% of the assets of the REMIC are real estate assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests. All of our historical REMIC certificates were secured by real estate assets, therefore we believe that our historic REMIC interests fully qualified for purposes of the REIT income and asset tests.

        Ownership of a Partnership Interest or Stock in a Corporation.    We own interests in various partnerships. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that for purposes of the REIT income and asset tests the REIT will be deemed to own its proportionate share of the assets of the partnership, and will be deemed to be entitled to the income of the partnership attributable to such share. The ownership of an interest in a partnership by a REIT may involve special tax risks, including the challenge by the Internal Revenue Service of the allocations of income and expense items of the partnership, which would affect the computation of taxable income of the REIT, and the status of the partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes.

        We also own interests in a number of subsidiaries which are intended to be treated as qualified real estate investment trust subsidiaries. The Code provides that such subsidiaries will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and such items of our company. If any partnership or qualified real estate investment trust subsidiary in which we own an interest were treated as a regular corporation (and not as a partnership or qualified real estate investment trust subsidiary) for federal income tax purposes, we would likely fail to satisfy the REIT asset test prohibiting a REIT from owning greater than 10% of the voting power of the stock or value of securities of any issuer, as described above, and would therefore fail to qualify as a REIT. We believe that each of the partnerships and subsidiaries in which we own an interest will be treated for tax purposes as a partnership or qualified real estate investment trust subsidiary, respectively, although no assurance can be given that the Internal Revenue Service will not successfully challenge the status of any such entity.

        Annual Distribution Requirements.    In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders annually in an amount at least equal to:

  (1)
  the sum of:

  (A)
  90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and our net capital gain); and

  (B)
  90% of the net income, if any (after tax), from foreclosure property; minus

  (2)
  the excess of certain items of non-cash income over 5% of our real estate investment trust taxable income.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

        We must pay these annual distributions in the taxable year to which they relate or in the following year if (1) we pay during January to stockholders of record in either October, November, or December of the prior year or (2) if we elect, declare the dividend before the due date of the tax return (including extensions) and pay on or before the first regular dividend payment date after such declaration.

        Amounts distributed must not be preferential; that is, every stockholder of the class of stock with respect to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.

        To the extent that we do not distribute all of our net long-term capital gain or distribute at least 90% but less than 100%, of our "real estate investment trust taxable income," as adjusted, it will be subject to tax on such amounts at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates in the last three months of the calendar year, by the end of the following January) at least the sum of:

  (1)
  85% of our real estate investment trust ordinary income for such year;

  (2)
  95% of our real estate investment trust capital gain net income for such year; and

  (3)
  any undistributed taxable income from prior periods;

        we would be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

        Failure to Qualify.    If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will any distributions be required to be made. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to the statutory relief. Failure to qualify for even one year could substantially reduce distributions to stockholders and could result in our incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

        2008 Act.    The Housing and Economic Recovery Act of 2008 made a number of substantial changes to the qualification and tax treatment of REITs. The following is a brief summary of certain significant REIT provisions on the 2008 Act.

        (1)    Modification to "prohibited transactions" provision.    For sales made after July 30, 2008, the "safe harbor" holding period is shortened to two years (from four years) and a 10%-of-aggregate fair market value alternative test is added (in addition to the 10%-of-aggregate basis test) for qualifying for the safe harbor.

        (2)    Extending "qualified lodging facility" rental exception to "qualified health care properties."    The 2008 Act extends the rental exception applicable to qualified lodging facilities to health care facilities. Thus, the rents paid by a taxable REIT subsidiary to its parent REIT for a "qualified health care property" that is operated by an eligible independent contractor will constitute qualifying rental income for purposes of both gross income tests. Also, a taxable REIT subsidiary is not considered to be operating or managing a "qualified health care property" solely because it (i) directly or indirectly possesses a license, permit, or similar instrument enabling it to do so, or (ii) employs individuals working at such facility or property located outside the US, but only if an eligible independent contractor is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

        State and local taxation.    We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business or reside. The state and local tax treatment of our Company may not conform to the federal income tax consequences discussed above.

TAXATION OF TAXABLE US STOCKHOLDERS

        The following summary applies to you only if you are a "US stockholder." A US stockholder is a stockholder of our shares of stock who, for United State federal income tax purposes, is:

  •
  a citizen or resident alien of the United States;

  •
  a corporation or partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons, within the meaning of the Code who have the authority to control all substantial decisions of the trust.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

        As long as we qualify as a REIT, distributions made to our taxable US stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such US stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year or are designated as unrecaptured §1250 gain distributions, which are taxable at a 25% rate) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduced the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares of our stock from 20% to 15%. The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduced the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate does not apply to dividends paid to you by us on shares of our stock, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to shares of our stock held by you that are attributable to (1) dividends received by us from non-REIT corporations or other taxable REIT subsidiaries, (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year) and (3) distributions by us that we designate as long-term capital gains dividends (except for some distributions taxable to you at a maximum rate of 25%).

        The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2010. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2011.

        Distributions in excess of our current and accumulated earnings and profits will not be currently taxable to you to the extent that they do not exceed the adjusted basis of your stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less) assuming you hold the stock as a capital asset. In addition, any distribution declared in October, November or December of any year and payable to you as a stockholder of record on a specified date in any such month, will be treated as both paid by us and received by you on December 31 of the applicable year, provided that we actually pay the distribution during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on these retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "—General" and "—Annual Distribution Requirements" above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any "deficiency dividend" will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of our stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.

        Upon the sale or exchange of any shares of our stock to or with a person other than us or a sale or exchange of all shares of our stock (whether actually or constructively owned) with us, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of our stock. This gain will be capital gain if you held these shares of our stock as a capital asset.

        If we redeem any of your shares in us, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a "complete termination" of your interest in all classes of our equity securities, is a "substantially disproportionate redemption" or is "not essentially equivalent to a dividend" with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., Common Stock or Preferred Stock). You also must take into account any equity securities that are considered to be constructively owned by you.

        If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered "not essentially equivalent to a dividend" and, thus, would result in gain or loss to you. However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.

        Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

        Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 15% (prior to the effective date of the Jobs and Growth Tax Relief Reconciliation Act of 2003, described below, the maximum long-term capital gain rate was 20%). Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        We will report to our US stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of such withholding will be equal to the product of the fourth lowest rate applicable to single filers and the amount of the distribution. This rate is currently 28% for tax years beginning after 2002. Any amount paid to the IRS as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See "—Taxation of Foreign Stockholders." A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

        In general, a stockholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on our distributions. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income as defined in the Code when received by a qualified plan. Based on that ruling, regardless of whether we incur indebtedness in connection with the acquisition of properties, our distributions paid to a stockholder that is a tax-exempt entity will not be treated as unrelated business taxable income, provided that (i) the tax-exempt entity has not financed the acquisition of its stock with acquisition indebtedness within the meaning of the Code and the stock otherwise is not used in an unrelated trade or business of the tax-exempt entity and (ii) we are not a pension-held REIT. This ruling applies to a stockholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute unrelated business taxable income, if any, in accordance with Code Section 512(a)(1). However, if we are a pension-held REIT and a qualified plan owns more than 10% of the value of all of our stock, such stockholder will be required to recognize as unrelated business taxable income that percentage of the dividends that it receives from us as is equal to the percentage of our gross income that would be unrelated business taxable income to us if we were a tax-exempt entity required to recognize unrelated business taxable income. A REIT is a pension-held REIT if at least one qualified trust holds more than 25% of the value of all of our stock or one or more qualified trusts, each of whom own more than 10% of the value of all of our stock, hold more than 50% of the value of all of our stock.

        For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in us will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in us. Such prospective stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

TAXATION OF FOREIGN STOCKHOLDERS

        The rules governing US federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. We have not attempted to provide more than a summary of these rules. Prospective non-US stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in stock, including any reporting requirements.

        Distributions that are not attributable to gain from our sales or exchanges of US real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the stock is treated as effectively connected with the non-US stockholder's conduct of a US trade or business, the non-US stockholder generally will be subject to a tax at graduated rates, in the same manner as US stockholders are taxed with respect to such distributions and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. We expect to withhold US income tax at the rate of 30% on the gross amount of any such distributions made to a non-US stockholder unless (i) a lower treaty rate applies and the holder provides us with a properly executed IRS Form W-8BEN (or successor form) or (ii) the non-US stockholder provides us with a properly executed IRS Form W-8ECI (or successor form) claiming that the distribution is effectively connected income.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a non-US stockholder's stock, such distributions will give rise to tax liability if the non-US stockholder would otherwise be subject to tax on any gain from the sale or disposition of our stock, as described below. If it cannot be determined at the time a distribution is made whether or not distributions will be in excess of current and accumulated earnings and profit, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Treasury regulations may require us to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Thus, to the extent we do not withhold 30% on the entire amount of any distribution, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of US real property interests will be taxed to a non-US stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of US real property interests are taxed to a non-US stockholder as if such gain were effectively connected with a US business. Non-US stockholders would thus be taxed at the normal capital gain rates applicable to US stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if a foreign corporate stockholder is not entitled to treaty exemption. We are required by applicable Treasury Regulations to withhold 35% for foreign individuals and 35% for foreign corporations of any distribution that we could designate as a capital gains dividend. This amount is creditable against the non-US stockholder FIRPTA tax liability. If we designate prior distributions as capital gains dividends, then subsequent distributions up to the amount of such prior distributions will be treated as capital gains dividends for purposes of withholding.

        Gain recognized by a non-US stockholder upon a sale of our equity securities generally will not be taxed under FIRPTA if we are a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock were held directly or indirectly by foreign persons. We currently anticipate that we will be a "domestically controlled real estate investment trust," and therefore the sale of equity securities will not be subject to taxation under FIRPTA. Additionally, the sale of our equity securities will not be taxed under FIRPTA if the class of stock is regularly traded on an established securities market and the selling non-US stockholder has not held more than 5% of the class of stock at any time during the preceding five-year period. However, gain not subject to FIRPTA will be taxable to a non-US stockholder if the investment in the stock is effectively connected with the non-US stockholder's US trade or business, in which case the non-US stockholder will be subject to the same treatment as US stockholders with respect to such gain. Also, if the non-US stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax (unless reduced by treaty) on the individual's capital gains. A non-resident alien individual could, however, elect to treat such gain as effectively connected income and pay tax as a US stockholder would. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the non-US stockholder will be subject to the same treatment as US stockholders with respect to such gain.

        If the proceeds of a disposition of our equity securities are paid by or through a US office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing non-US stockholder certifies as to his name, address and non-US status or otherwise establishes an exemption. Generally, US information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-US office of a non-US broker. US information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States of a broker that is either (a) a US person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a controlled foreign corporation for US federal income tax purposes, or (d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more US persons or which engages in a US trade or business and (ii) the broker fails to initiate documentary evidence that the stockholder is a non-US stockholder and that certain conditions are met or that the non-US stockholder otherwise is entitled to an exemption.

US FEDERAL INCOME AND ESTATE TAXATION OF HOLDERS OF OUR DEBT SECURITIES

        The following is a general summary of the United States federal income tax consequences and, in the case that you are a holder that is a non-US holder, as defined below, the United States federal estate tax consequences, of purchasing, owning and disposing of debt securities periodically offered under one or more indentures (the "notes"), and offered pursuant to an applicable prospectus supplement. This summary assumes that you hold the notes as capital assets. This summary applies to you only if you are the initial holder of the notes and you acquire the notes for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. In addition, this summary does not consider any foreign, state, local or other tax laws that may be applicable to us or a purchaser of the notes.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our notes, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisor regarding the consequences of the ownership and disposition of notes by the partnership.

        Prospective holders of notes should consult their independent tax advisors regarding the specific federal, state, local, and foreign tax considerations associated with holding notes.

US HOLDERS

        The following summary applies to you only if you are a US holder, as defined below.

        Definition of a US Holder.    A "US holder" is a beneficial owner of a note or notes that is for United States federal income tax purposes:

  •
  an individual citizen or resident alien of the United States;

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  a corporation or partnership, or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

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  an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

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  a trust, if, in general, a US court is able to exercise primary supervision over the trust's administration and one or more US persons, within the meaning of the Internal Revenue Code, has the authority to control all of the trust's substantial decisions.

        Payments of Interest.    Stated interest on the notes generally will be taxed as ordinary interest income from domestic sources at the time it is paid or accrues in accordance with your method of accounting for tax purposes.

        Sale, Exchange or Other Disposition of Notes.    The adjusted tax basis in your note acquired at a premium will generally be your cost. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

  •
  the amount realized on the sale or other disposition, less any amount attributable to any accrued interest, which will be taxable in the manner described under "—Payments of Interest" above; and

  •
  your adjusted tax basis in the notes.

        Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income.

        Backup Withholding and Information Reporting.    In general, "backup withholding" may apply:

  •
  to any payments made to you of principal and interest on your note, and

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  to payment of the proceeds of a sale or other disposition of your note before maturity,

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  if you are a non-corporate US holder and (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the Internal Revenue Service that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified you that you are subject to backup withholding.

        The amount of any reportable payments, including interest, made to you (unless you are an exempt recipient) and the amount of tax withheld, if any, with respect to such payments will be reported to you and to the Internal Revenue Service for each calendar year. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and will be credited against your US federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

NON-US HOLDERS

        The following summary applies to you if you are a beneficial owner of a note and are not a US holder, as defined above (a "non-US holder").

        Special rules may apply to certain non-US holders such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        US Federal Withholding Tax.    Subject to the discussion below, US federal withholding tax will not apply to payments by us or our paying agent, in its capacity as such, of principal and interest on your notes under the "portfolio interest" exception of the Internal Revenue Code, provided that:

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  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

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  you are not (1) a controlled foreign corporation for US federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership, as provided in the Internal Revenue Code, or (2) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

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  such interest is not effectively connected with your conduct of a US trade or business; and

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  you provide a signed written statement, under penalties of perjury, which can reliably be related to you, certifying that you are not a US person within the meaning of the Internal Revenue Code and providing your name and address to us or our paying agent; or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of such statement.

        Treasury regulations provide that:

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  if you are a foreign partnership, the certification requirement will generally apply to your partners, and you will be required to provide certain information;

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  if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a "foreign complex trust," "foreign simple trust," or "foreign grantor trust" as defined in the Treasury regulations; and

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  look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

        If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

        If you cannot satisfy the portfolio interest requirements described above, payments of interest will be subject to the 30% United States withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable treaty or (2) Internal Revenue Service Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. Alternative documentation may be applicable in certain circumstances.

        If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a US person, except as otherwise provided by an applicable tax treaty. If you are a foreign corporation, you may be required to pay a branch profits tax on the earnings and profits that are effectively connected to the conduct of your trade or business in the United States.

        Sale, Exchange or other Disposition of Notes.    You generally will not have to pay US federal income tax on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes, unless:

  •
  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met;

  •
  you are subject to tax provisions applicable to certain United States expatriates; or

  •
  the gain is effectively connected with your conduct of a US trade or business.

        If you are engaged in a trade or business in the United States and gain with respect to your notes is effectively connected with the conduct of that trade or business, you generally will be subject to US income tax on a net basis on the gain. In addition, if you are a foreign corporation, you may be subject to a branch profits tax on your effectively connected earnings and profits for the taxable year, as adjusted for certain items.

        US Federal Estate Tax.    If you are an individual and are not a US citizen or a resident of the United States, as specially defined for US federal estate tax purposes, at the time of your death, your notes will generally not be subject to the US federal estate tax, unless, at the time of your death (1) you owned actually or constructively ten percent or more of the total combined voting power of all our classes of stock entitled to vote or (2) interest on the notes is effectively connected with your conduct of a US trade or business.

        Backup Withholding and Information Reporting.    Backup withholding will not apply to payments of principal or interest made by us or our paying agent, in its capacity as such, to you if you have provided the required certification that you are a non-US holder as described in "—US Federal Withholding Tax" above, and provided that neither we nor our paying agent have actual knowledge that you are a US holder, as described in "—US Holders" above. We or our paying agent may, however, report payments of interest on the notes.

        The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-US office of a non-US broker and the sales proceeds are paid to you outside the United States, then the US backup withholding and information reporting requirements generally will not apply to that payment. However, US information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes though a non-US office of a broker that:

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  is a US person, as defined in the Internal Revenue Code,

  •
  derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States,

  •
  is a "controlled foreign corporation" for US federal income tax purposes, or

  •
  is a foreign partnership, if at any time during its tax year,

  •
  one or more of its partners are US persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or

  •
  the foreign partnership is engaged in a US trade or business,

        unless the broker has documentary evidence in its files that you are a non-US person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a US office of a broker, the payment is subject to both

US backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-US person or you otherwise establish an exemption.

        You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your US federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

OTHER TAX CONSEQUENCES

        You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

        We and you may be subject to state or local taxation in various state or local jurisdictions, including those in which we or you transact business or reside. Our state and local tax treatment and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in us.

NEW LEGISLATION POTENTIALLY AFFECTING TAXATION OF COMMON STOCK AND NOTES HELD BY OR THROUGH FOREIGN ENTITIES

        Recently enacted legislation, effective for amounts paid after December 31, 2012, will generally impose a 30 percent withholding tax on dividends paid on our stock, interest paid on our notes, and the gross proceeds of a disposition of our stock or notes paid to a foreign financial institution, unless such institution enters into an agreement with the US government to collect and provide to the US tax authorities substantial information regarding US account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with US owners). This legislation will also generally impose a 30 percent withholding tax on dividends paid on our stock, interest paid on our notes, and the gross proceeds of a disposition of our stock or notes paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect US owners of the entity. Under certain circumstances, a non-US holder of our common stock might be eligible for refunds or credits of such taxes and may be required to file a US federal income tax return to claim such refunds or credits. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our stock and notes.

 SELLING SECURITY HOLDERS

        This prospectus registers the resale of 2,000,000 shares of common stock issuable upon the conversion of all or any amount of 2,000,000 shares of our Series C Cumulative Convertible Preferred Stock held by National Health Investors, Inc. (or NHI) or its assignees. We issued 2,000,000 shares of our Series C Preferred Stock to NHI, the initial selling security holder, on September 2, 1998 in a transaction exempt from the registration requirements of the Securities Act. At June 9, 2010, NHI remained the sole stockholder of record of our Series C Preferred Stock, holding 2,000,000 shares of Series C Preferred Stock. In conjunction with the initial sale of Series C Preferred Stock, we agreed to provide NHI or its assignees holding over 200,000 shares of Series C Preferred Stock with the opportunity to include up to 15% of its shares of common stock underlying Series C Preferred Stock each time we propose to sell any common stock in an underwritten public offering; provided that such shares so included shall be sold on the same terms and conditions as the common stock being sold by us.

        The table below presents information regarding the beneficial ownership of outstanding shares of common stock by NHI and the shares that it may sell or otherwise dispose of from time to time under this prospectus and a corresponding prospectus supplement. We have determined beneficial ownership in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 23,799,484 shares of common stock outstanding on June 9, 2010.

        The table is based upon information contained in NHI's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC and with respect to the ownership of our common stock as of December 31, 2009, NHI directly owns 674,800 shares of our common stock, in addition to the Series C Preferred Stock, and has sole voting and dispositive power over the shares. The shares set forth below may also be sold by certain transferees or successors-in-interest of NHI.

	Shares Beneficially Owned			Shares Beneficially Owned After Sale of Shares Offered Hereby
			Number of Shares Offered Hereby
Name and Address of Selling Security Holder	Number	Percentage		Number	Percentage
National Health Investors, Inc.	2,674,800	10.6%	2,000,000	674,800	2.7%
222 Robert Rose Drive Murfreesboro, TN 37129

        We do not know when or in what amounts any selling security holders may offer the common stock offered by this prospectus for sale. Selling security holders might not sell any or all of the common stock offered by this prospectus. Because selling security holders may offer all, some or none of the common stock offered by this prospectus, and because currently no sale of the common stock offered by this prospectus are subject to any agreements, arrangements or understandings, we cannot assure you as to the actual number of shares of common stock that will be sold or otherwise disposed of after completion of an offering.

        Information about any selling security holders may change over time and changed information will be set forth in one or more supplements to this prospectus if and when necessary.

        The Series C Preferred stockholder has a separate contractual right, outside of the terms of the Series C Preferred Stock, to receive from us should we offer, issue or sell, or enter into any agreement or commitment to issue or sell any debentures, preferred stock or any other equity security convertible into common stock at a conversion price of less than $19.25 per share (as adjusted for stock splits, combinations and similar events) an offer in writing to sell to this Series C Preferred stockholder, on the same terms and conditions and at the same equivalent price, up to the same aggregate principal amount (or any $1,000 incremental principal amount thereof) of such securities. Other than with respect to the acquisition of the Series C Preferred Stock, this Series C Preferred stockholder holder has not had a material relationship with us.

 PLAN OF DISTRIBUTION

INITIAL OFFERING AND SALE OF SECURITIES

        We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

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  to or through underwriting syndicates represented by managing underwriters;

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  through one or more underwriters without a syndicate for them to offer and sell to the public;

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  through dealers or agents; and

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        In addition, if we propose to sell common shares to the public as part of an underwritten offering, selling security holders may have the right to sell shares of their common stock being offered hereby underlying our issued and outstanding Series C Preferred Stock, provided that such shares of common stock may not exceed 15% of the total amount of our common stock included in any underwritten offering.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

  •
  the name or names of any selling security holders, underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which such offered securities may be listed.

        Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at fixed prices, which may be changed;

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  at market prices prevailing at the time of the sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Each prospectus supplement will set forth the manner and terms of an offering of securities including:

  •
  whether that offering is being made by us, or certain holders of our securities;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for any auction or bidding process, if used;

  •
  the securities' purchase price or initial public offering price; and

  •
  the proceeds we anticipate from the sale of the securities, if any.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

SALES THROUGH UNDERWRITERS

        If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

        Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

SALES THROUGH AGENTS

        Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or any selling security holders and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we, or any selling security holders, may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

DIRECT SALES

        We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

GENERAL INFORMATION

        Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

        Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed "underwriters" within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Selling security holders that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because any selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

  •
  the name of any participating broker, dealer, agent or underwriter;

  •
  the number and type of securities involved;

  •
  the price at which such securities were sold;

  •
  any securities exchanges on which such securities may be listed;

  •
  the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

  •
  other facts material to the transaction.

        Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

        Our Common Stock is listed on the New York Stock Exchange under the symbol "LTC." Our Series E Preferred Stock and Series F Preferred Stock are listed on the New York Stock Exchange under the symbols "LTC PrE" and "LTC PrF," respectively. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Common Stock, Series E Preferred Stock or Series F Preferred Stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities or Preferred Stock on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities offered and certain Maryland law matters in connection with this offering will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Reed Smith LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to matters of Maryland law. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of LTC Properties, Inc. appearing in LTC Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedules appearing therein), and the effectiveness of LTC Properties, Inc.'s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can review our SEC filings by accessing the SEC's website at http://www.sec.gov. You also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Our website is www.ltcproperties.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered part of this prospectus and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference.

        We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 24, 2010.

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

  •
  Our Current Reports on Form 8-K filed on February 1, 2010 and March 17, 2010.

  •
  The description of our common stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

  •
  The description of our Series E Cumulative Convertible Preferred Stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

  •
  The description of our Series F Cumulative Preferred Stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

In addition, all documents we file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

        Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

LTC Properties, Inc.
31365 Oak Crest Drive, Suite 200
Westlake Village, CA 91361
Attn: Investor Relations
(805) 981-8655

LTC PROPERTIES, INC.

Joint Book-Running Managers

Wells Fargo Securities

KeyBanc Capital Markets

BMO Capital Markets

RBC Capital Markets

Co-Managers

Sandler O'Neill + Partners, L.P.

CSCA

J.J.B. Hilliard, W.L. Lyons, LLC

JMP Securities

Sidoti & Company, LLC

PROSPECTUS